Exhibit 4.3

CityCenter Holdings, LLC

CityCenter Finance Corp.

7.625% Senior Secured Notes due 2016

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 17, 2012

U.S. BANK NATIONAL ASSOCIATION

Trustee

and

U.S. BANK NATIONAL ASSOCIATION

Collateral Agent

Exhibits

EXHIBIT A -	FORM OF GLOBAL NOTE

EXHIBIT B -	FORM OF INSTRUMENT OF JOINDER

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FIRST SUPPLEMENTAL INDENTURE dated as of February 17, 2012 (this “Supplemental Indenture”), among CityCenter Holdings, LLC, a Delaware limited liability company (the “Company”), CityCenter Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party hereto, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-1419, and U.S. Bank National Association in its capacity as collateral agent (the “Collateral Agent”).

WHEREAS, the Issuer, the Guarantors and the Trustee have entered into an Indenture dated as of January 21, 2011 (the “Indenture”), pursuant to which $900,000,000 aggregate principal amount of the Company’s 7.625% Senior Secured Notes due 2016 are currently outstanding (the “Existing Notes”);

WHEREAS, Section 2.14 of the Indenture provides for the issuance of additional notes;

WHEREAS, the Company desires and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of an additional $240,000,000 aggregate principal amount of 7.625% Senior Secured Notes due 2016 (the “Additional Notes”);

WHEREAS, Section 9.01(c)(i) provides that the Issuers may from time to time amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, omission, mistake, defect or inconsistency;

WHEREAS, Section 9.01(c)(v) provides that the Issuers may from time to time amend or supplement the Indenture without the consent of any Holder to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

WHEREAS, Section 9.01(c)(xii) provides that the Issuers may from time to time amend or supplement the Indenture without the consent of any Holder to provide for or confirm the Incurrence of additional Secured Indebtedness in compliance with the Indenture;

WHEREAS, the amendments to the Indenture set forth in Article II hereof are permitted without the consent of any Holder pursuant to one or more of Section 9.01(c)(i), 9.01(c)(v) or 9.01(c)(xii) of the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
THE ADDITIONAL NOTES

SECTION 1.01.                    DEFINITIONS.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

SECTION 1.02.                    CERTAIN INFORMATION WITH RESPECT TO THE ADDITIONAL NOTES.

(a)           General.  The Additional Notes shall be evidenced by one or more Global Notes substantially in the form of Exhibit A hereto.  Without limiting the foregoing provisions of this Article I, the terms of the Additional Notes shall be as set forth in the form of Notes set forth in Exhibit A hereto and in the Indenture, as supplemented by this Supplemental Indenture.  To the extent that any provision of the Global Note attached hereto conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  For all purposes under the Indenture, the term “Notes” shall include the Additional Notes.

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(b)           Outstanding Notes.  As of the date hereof, immediately prior to the issuance of the Additional Notes, there are $900,000,000 aggregate principal amount of Notes outstanding.

(c)           Authentication and Delivery of Additional Notes. On the date hereof, $240,000,000 aggregate principal amount of Additional Notes shall be delivered to the Trustee for authentication, and the Trustee shall authenticate and deliver such Additional Notes pursuant to the terms of the Indenture.

(d)           Issue Price and Date; First Interest Payment.  The Additional Notes shall be issued on February 17, 2012 at an issue price of 104.75%, and shall accrue interest from January 15, 2012.  The aggregate amount of interest payable in respect of the Additional Notes on the first interest payment date thereof after issuance thereof is $9,150,000.

(e)           CUSIP.  The CUSIP numbers for the Additional Notes sold by the initial purchasers of the Additional Notes in reliance on Rule 144A and Regulation S shall be 178760 AF1 and USU1767P AC6 respectively.

(f)            Restricted Notes.  The Global Notes evidencing the Additional Notes shall initially bear the Private Placement Legend and shall be sold by the initial purchasers of the Additional Notes in reliance on Rule 144A or Regulation S.

(g)           Credit Facility.  The Additional Notes (and any Exchange Notes issues in respect of the Additional Notes) are hereby designated as a “Credit Facility” for purposes of the Indenture and the Second Lien Indenture.

(h)           First Lien Intercreditor Agreement.  For the avoidance of doubt, each Holder of the Additional Notes, by acceptance of its Additional Notes, will be subject to and bound by the terms of the First Lien Intercreditor Agreement in its capacity as a holder of the Additional Notes.

ARTICLE II
AMENDMENTS TO INDENTURE

SECTION 2.01.                    AMENDMENTS TO DEFINITIONS.

The following definitions in Section 1.01 of the Indenture shall be amended as follows:

(a)           Amendment of Definition of Circus Deed of Trust.  The definition of Circus Deed of Trust contained in Section 1.01 of the Indenture is hereby amended and restated as follows:

“‘Circus Deeds of Trust’ means, collectively, (i) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Circus Circus Casinos, Inc., dated as of the Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of Bank of America, N.A., as collateral agent under the Existing Credit Agreement (as defined in the First Lien Intercreditor Agreement), U.S. Bank National Association, as collateral agent under the Indenture, and U.S. Bank National Association, as collateral agent under the Second Lien Indenture, as at any time amended, to secure the MGM Resorts Completion Guarantee, (ii) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Mandalay Resort Group, dated as of the Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of Bank of America, N.A., as collateral agent under the Existing Credit Agreement, U.S. Bank National association, as collateral agent under the Indenture, and U.S. Bank National Association, as collateral agent under the Second Lien Indenture, as at any time amended, to secure the MGM Resorts Completion Guarantee, and (iii) the Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Leases and fixture Filing made by Vintage Land Holdings, LLC, dated as of the Issue Date, in favor of Fidelity National Title Insurance Company, Inc., as trustee, for the benefit of Bank of America, N.A., as collateral agent under the Existing Credit Agreement, U.S. Bank National Association, as collateral agent under the Indenture, and U.S. Bank National Association, as collateral agent under the Second Lien Indenture, as at any time amended, to secure the MGM Resorts Completion Guarantee.”

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(b)           Amendment of Definition of Credit Facility Collateral Agent.  The definition of Credit Facility Collateral Agreement is hereby amended and restated as follows:

“‘Credit Facility Collateral Agent’ means Bank of America, N.A., in its capacity as collateral agent under the Existing Credit Agreement (as defined in the First Lien Intercreditor Agreement), and its successors and assigns, and any collateral agent under a Replacement Credit Agreement (as defined in the First Lien Intercreditor Agreement).”

(c)           Amendment of Definition of Exchange Notes.  The definition of Exchange Notes is hereby amended and restated as follows:

“‘Exchange Notes’ means the Unrestricted Definitive Notes issued in exchange for the Initial Notes or Additional Notes, as applicable, pursuant to the Exchange Offer in Section 2.06(f).

(d)           Amendment of Definition of Registration Rights Agreement.  The definition of Registration Rights Agreement is hereby amended and restated as follows:

“‘Registration Rights Agreement’ means (i) with respect to the Initial Notes, the Registration Rights Agreement dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time (ii) with respect to the Additional Notes delivered pursuant to the First Supplemental Indenture dated as of February 17, 2012, the Registration Rights Agreement dated as of February 17, 2012, among the Issuers, the Guarantors and the initial purchasers thereof, as such agreement may be amended, modified or supplemented from time to time, and (iii) with respect to additional Notes issued under the Indenture, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement may be amended, modified, or supplemented from time to time, relating to the registration rights provided by the Issuers to the initial purchasers of such additional notes; provided, that for the purposes of clause (ii) in the proviso in the first paragraph of Section 4.02, Registration Rights Agreement shall mean only the Registration Rights Agreement executed in connection with the Initial Notes.”

(e)           Amendment of Definition of Second Lien Collateral Agent.  The definition of Second Lien Collateral Agent is hereby amended and restated as follows:

“‘Second Lien Collateral Agent’ means U.S. Bank National Association in its capacity as collateral agent under the Second Lien Indenture, together with its successors and assigns.”

SECTION 2.02.                    AMENDMENTS TO INDENTURE PROVISIONS.

The following provisions in the Indenture shall be amended as follows:

(a)           Section 4.10(e).  Section 4.10(e) is hereby amended to add the following at the end of the first paragraph of such section:

“For the purposes of this paragraph, Credit Facility Obligations shall not include the Additional Notes or any other Notes that have been designated as a Credit Facility.”

(b)           Section 4.11(b).  Section 4.11(b) is hereby amended to add the following at the end of the last paragraph of such section:

“For the purposes of this paragraph, Credit Facility Obligations shall not include the Additional Notes or any other Notes that have been designated as a Credit Facility.”

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ARTICLE III
MISCELLANEOUS

SECTION 3.01.                    AMENDMENT AND SUPPLEMENT.

This Supplemental Indenture or the Additional Notes may be amended or supplemented as provided for in the Indenture.

SECTION 3.02.                    CONFLICTS.

In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

SECTION 3.03.                    GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL NOTES OR THE GUARANTEES.

SECTION 3.04.                    MULTIPLE ORIGINALS.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.05.                    RATIFICATION.

The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect and is in all respects ratified and confirmed.

SECTION 3.06.                    SEVERABILITY.

In case any one or more of the provisions in this Supplemental Indentureor in the Additional Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired hereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.

CITYCENTER HOLDINGS, LLC

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Authorized Representative

CITYCENTER FINANCE CORP.

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

EXHIBIT A

FORM OF 7.625% SENIOR SECURED NOTE DUE 2016
GLOBAL NOTE

CUSIP No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.(1)

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE.  THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.](2)

CITYCENTER HOLDINGS, LLC
CITYCENTER FINANCE CORP.
7.625% Senior Secured Note Due January 15, 2016

No.	$[ ]

CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and CITYCENTER FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay to Cede & Co. or registered assigns, or its registered assigns, the principal sum of $[240,000,000]/[•] in U.S. Dollars on January 15, 2016.

Interest Payment Dates:	January 15 and July 15

Record Dates:	January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

(1)         Insert for Restricted Global Note.

(2)         Insert for Temporary Regulation S Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CITYCENTER HOLDINGS, LLC

By:
Name:
Title:

CITYCENTER FINANCE CORP.

By:
Name:
Title:

Attest:

Name:
Title:

[Authentication Page to Follow]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
7.625% Senior Secured First Lien Note due January 15, 2016

1.                                       INTEREST

CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and CITYCENTER FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Issuers shall pay interest (including Additional Interest, if any) semi-annually in arrears on January 15 and July 15 of each year commencing on [July 15, 2012].  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 15, 2012 with respect to this Note.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                       METHOD OF PAYMENT

The Issuers shall pay interest (except defaulted interest but including Additional Interest, if any) on the Notes to the Persons who are registered Holders at the close of business on January 1 or July 1 immediately preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date.  Holders must surrender Notes to the Paying Agent to collect principal payments.  The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, all payments in respect of Global Notes (including principal, premium, if any, interest and Additional Interest, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof.

3.                                       PAYING AGENT AND REGISTRAR

Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar without notice to the Holders.  The Issuers or any domestically organized Subsidiary may act as Paying Agent or Registrar.

4.                                       INDENTURE AND GUARANTEE

The Issuers issued the Notes under an Indenture dated as of January 21, 2011, as supplemented by a First Supplemental Indenture dated as of February 17, 2012 (as supplemented, the “Indenture”), among the Issuers, the Guarantors and the Trustee.  The terms of these Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  These Notes are subject to all such terms, and Holders are referred to the Indenture and, if applicable, the TIA, for a statement of those terms.

These Notes are secured senior obligations of the Issuers and is one of the Notes referred to in the Indenture.  These Notes include the Additional Notes and any Exchange Notes issued in exchange for such Additional Notes pursuant to the Registration Rights Agreement and the Indenture.  The Additional Notes and such Exchange Notes are treated as a single class of Notes under the Indenture.

The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to Article X of the Indenture, with the Guarantees of CityCenter Land, LLC, Vdara Land, LLC, CityCenter Vdara Development, LLC, CityCenter Veer Towers Development, LLC, CityCenter Harmon Development, LLC, CityCenter Boutique Residential Development, LLC, Aria Resort & Casino Holdings, LLC, The Crystals at CityCenter, LLC, CityCenter Harmon Hotel Holdings, LLC, CityCenter Boutique Hotel Holdings, LLC and CityCenter Vdara Condo Hotel Holdings, LLC, secured by the Collateral.

5.                                       OPTIONAL REDEMPTION; MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

The Issuers may redeem all or a part of the Notes, in accordance with the provisions of Article III of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

“Applicable Premium” means with respect to any Note on any Redemption Date, as determined by the Company, the greater of:

(1)   1.0% of the principal amount of such Note; and

(2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note at January 15, 2014, plus (ii) all required interest payments due on the Note through January 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

In addition, prior to January 15, 2014, the Issuers may redeem on any one or more occasions up to 35% of the aggregate principal amount of the Notes, in accordance with the provisions of this Article III of the Indenture, at a Redemption Price equal to 107.625% of the principal amount of Notes redeemed with the net cash proceeds of one or more Qualified Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption (excluding any such Notes held by the Issuers and the Company’s Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after January 15, 2014, the Issuers may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2014	103.813%
2015 and thereafter	100.000%

The rights of each Holder or Beneficial Owner of the Notes are subject to the Gaming Laws and requirements of the Gaming Authorities.  Notwithstanding any other provision of the Indenture, if any Gaming Authority requires that a Holder or Beneficial Owner of the Notes must be licensed, qualified or found suitable under any Gaming Law, such Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.  If such Person fails to apply or become licensed or qualified or is not found suitable (in each case, a “failure of compliance”), the Issuers shall have the right, at their option, (i) to require such Person to dispose of its Notes or beneficial interests within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority, or (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (a) the lesser of (1) the price such Person paid for such Notes, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply or (b) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority.  The Issuers shall notify the Trustee in writing of any such failure of compliance or redemption as soon as practicable.  The Issuers shall not be responsible for any costs or expenses any such Holder or Beneficial Owner may Incur in connection with its application for a license, qualification or finding of suitability.  Immediately upon the imposition of a requirement to dispose of the Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes, or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Issuers or the Trustee, except the redemption price.

6.                                       NOTICES OF REDEMPTION

Notice of redemption shall be given by the Issuers, or at the Issuers’ written request, by the Trustee in the name and at the expense of the Issuers, not less than 20 Business Days and not more than 60 calendar days prior to the Redemption Date to the Holders of the Notes to be redeemed upon the terms provided in the Indenture (which date may be extended in accordance with applicable law); provided that a notice of redemption may be mailed more than 60 calendar days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of the Indenture pursuant to Section 8.01 of the Indenture or Covenant Defeasance or Legal Defeasance pursuant to Section 8.04 of the Indenture.  If the Issuers are purchasing or redeeming less than all of the Notes, the Trustee will select the Notes to be purchased or redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other similar method in accordance with the procedures of the Depositary.  On and after the Redemption Date, interest ceases to accrue on such Notes or portions of them called for redemption.

7.                                       PURCHASE UPON A CHANGE OF CONTROL

If a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the Notes pursuant to Section 3.01 of the Indenture, the Issuers will make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

8.                                       ASSET SALES

In the event of an Asset Sale, the Issuers may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

9.                                       EVENTS OF LOSS

In the event of an Event of Loss, the Issuers may be required to make an offer to purchase all or a portion of the Notes at an offer price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

10.                                DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

11.                                PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.                                UNCLAIMED MONEY

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuers upon Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

13.                                DISCHARGE AND DEFEASANCE

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Indenture with respect to these Notes if, among other things, the Issuers deposit with the Trustee cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes.

14.                                AMENDMENT, WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of Outstanding Notes.  The Indenture also contains provisions, with certain exceptions as therein provided, permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all such Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of all affected Holders, while certain other amendments or modifications may be made without the consent of any Holders.

A consent to a supplemental indenture or waiver by a Holder shall bind such Holder and every subsequent Holder of the applicable Note or portion thereof that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  After a supplemental indenture or waiver becomes effective, it shall bind every Holder.  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture.  If a record date is fixed, then notwithstanding the first sentence of this paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

15.                                DEFAULTS AND REMEDIES

Events of Default are set forth in the Indenture.  If an Event of Default (other than certain bankruptcy Events of Default) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration such principal amount of the Notes (or specified amount) plus accrued and unpaid interest thereon (and premium, if payable) shall become immediately due and payable.

Holders may not enforce the Indenture, the Notes or the other Transaction Documents except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture, the Notes or the other Transaction Documents unless it receives reasonable indemnity or security.  Subject to certain limitations, the Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Transaction Documents.  The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

16.                                TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations, the Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

17.                                NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator, stockholder, member or joint venturer of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Indenture, the Collateral Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting the Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities of directors, officers or persons controlling the Company under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.

18.                                GOVERNING LAW

THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.                                AUTHENTICATION

This Note and the Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.                                ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                                CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

CITYCENTER HOLDINGS, LLC
3600 Las Vegas Boulevard South - Bellagio Location, Las Vegas, Nevada 89109
Attention of Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Note on the books of CITYCENTER HOLDINGS, LLC and CITYCENTER FINANCE CORP.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

Sign exactly as your name appears on the other side of this Note.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09, Section 4.10 or Section 4.11 of the Indenture, check the box:

☐ 4.09 Change of Control

☐ 4.10 Asset Sale

☐ 4.11 Event of Loss

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.09, Section 4.10 or Section 4.11 of the Indenture, state the amount:  $                 .

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)